Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 8, 2023, with respect to the consolidated financial statements of Galera Therapeutics, Inc., incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania
May 11, 2023